Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

NOBLE CORPORATION

NOBLE HOLDING INTERNATIONAL LIMITED

(Exact name of each obligor as specified in its charter)

NOBLE CORPORATION CAYMAN ISLANDS	NOBLE HOLDING INTERNATIONAL LIMITED CAYMAN ISLANDS
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0366361	98-0477694
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 George Town, Grand Cayman Cayman Islands, KY1-1206	Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 George Town, Grand Cayman Cayman Islands, KY1-1206
(Address, including zip code, of principal executive offices)	(Address, including zip code, of principal executive offices)

DEBT SECURITIES

GUARANTEES DEBT SECURITIES

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If either obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligors are not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	A copy of the By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated herein by reference to the exhibit of the same number to the trustee’s Form T-1 dated March 13, 2015 filed with the SEC pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 5th of November, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 6

November 5, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$19,803
Interest-bearing balances	143,123
Securities:
Held-to-maturity securities	144,098
Available-for-sale securities	250,007
Equity Securities with readily determinable fair value not held for trading	94
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	79
Securities purchased under agreements to resell	34,203
Loans and lease financing receivables:
Loans and leases held for sale	13,308
Loans and leases, net of unearned income	918,993
LESS: Allowance for loan and lease losses	9,864
Loans and leases, net of unearned income and allowance	909,129
Trading Assets	44,974
Premises and fixed assets (including capitalized leases)	8,073
Other real estate owned	502
Investments in unconsolidated subsidiaries and associated companies	12,118
Direct and indirect investments in real estate ventures	163
Intangible assets	40,514
Other assets	54,889

Total assets	$1,675,077

LIABILITIES
Deposits:
In domestic offices	$1,269,998
Noninterest-bearing	415,406
Interest-bearing	854,592
In foreign offices, Edge and Agreement subsidiaries, and IBFs	52,292
Noninterest-bearing	897
Interest-bearing	51,395
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,421
Securities sold under agreements to repurchase	6,394

Dollar Amounts In Millions
Trading liabilities	11,024
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	116,305
Subordinated notes and debentures	11,749
Other liabilities	34,525

Total liabilities	$1,510,708
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,567
Retained earnings	54,424
Accumulated other comprehensive income	-3,482
Other equity capital components	0

Total bank equity capital	164,028
Noncontrolling (minority) interests in consolidated subsidiaries	341

Total equity capital	164,369

Total liabilities, and equity capital	$1,675,077

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr
Federico F. Pena
James Quigley